Quest Solution Signs Follow-on Agreement for the Manufacture and Supply of Approximately $3M Worth of Mobile Computers

Quest to manufacture and supply sophisticated computerized equipment to be used for field control and decision making situations

Eugene, Oregon, December 20, 2018 (GLOBE NEWSWIRE) — Quest Solution, Inc. (OTCQB: QUES), (“Quest” or “the Company”) a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, announces that its wholly owned subsidiary, HTS Image Processing, Inc. (“HTS”), has signed an extension to its supply agreement with an existing customer through December 31, 2019. The extension is valued at approximately $3 million for the manufacture of a forecasted 5,500-6,000 portable, rugged computer based units.

Shai Lustgarten, CEO of Quest, commented: “We are pleased to have extended this important contract and are focused on further developing and enhancing this partnership going forward. We view this contract renewal as a validation of our state-of-the-art technical capabilities and believe our newly acquired technical expertise will enable us to integrate superior tailored equipment into our Artificial Intelligence and Supply Chain Solutions, improving performance and increasing profitability. We look forward to our continued work with our current customer base, and to attracting new customers and introducing new white label products for supply chain applications. The newly acquired segment of our business provides predictable recurring orders and diversifies our revenue stream, providing an important strategic advantage as we focus on growing our Company.”

Mr. Lustgarten concluded, “With our proprietary new AI technology and enhanced technical capabilities, we are focused on continuing to leverage our strong Fortune 500 customer base, offering them unique solutions that integrate our AI technology with Quest legacy products.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility as well as a provider of Artificial Intelligence (AI) monitoring and surveillance solutions. Additionally the Company is manufacturer and distributor of consumables (labels, tags, and ribbons), RFID and IoT solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Salt Lake City, Utah with sales offices located across the United States as well as Israel.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

www.questsolution.com

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com